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                                                                    Exhibit 4.42

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                                                                                                                            WACHOVIA
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NOTE


Date February 3, 1995                                                                                  $1,080,000.00
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FOR VALUE RECEIVED, the undersigned (hereinafter called the "Borrower") hereby promises to pay to the order of WACHOVIA BANK OF
NORTH CAROLINA, N.A. (hereinafter called the "Lender") at its office where borrowed, in immediately available funds, the sum of
       One Million eighty thousand and no/100 ---------------------------------------------------------------- dollars
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together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Note.  The optional provisions applicable to this Note are checked below.

REPAYMENT:
[ ] One payment in full of principal and unpaid interest due
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[ ] On Demand
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[X] 60 Payments of $18,000.00      beginning  March 1, 1995      and thereafter
   ---             ---------------           -----------------                    --------------------------------------------------
    on the first of each month.
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                                                                                                     until February 3,    2000.
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    when the entire principal amount then outstanding and all accrued but unpaid interest shall be paid in full.

[ ] On Demand the principal amount set forth above or the unpaid principal amount of all advances which the Lender actually makes hereunder to the Borrower, whichever amount is less.  Each advance and each payment made on account of the principal thereof, shall be evidenced on an attachment hereto; provided, however, any such notation or the failure of the Lender or other holder to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to repayment of all advances actually made hereunder.  This Note and any attachment hereto shall be used to record the outstanding principal balance advanced hereunder until it is surrendered to the Borrower by the Lender, and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.  If advances of the principal amount hereof are to be made by Lender to the Borrower after the date of this Note, Lender, at its sole discretion, is hereby authorized to make such advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event the Borrower is a partnership or corporation, a duly authorized officer or representative of Borrower.

INTEREST:

Payable: [X] in arrears: [ ] in advance.
         [X] in addition to the payments described above; [ ] included in the payments described above.

Payable at the rate per annum of: [ ] Prime Rate plus              %; [ ]             % of Prime Rate;  [ ]                 % Fixed:
                                                     -------------       ------------                      ----------------

    [ ] Those rates which may be offered from time to time by the Lender and agreed to by the Borrower and so noted by the Lender on an attachment hereto.  In the event of a good faith dispute among the parties to this Note as to rate under this rate option, the rate shall be the Prime Rate, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes;

    [ ] The rate(s) set forth in Schedule 1 attached to this Note and incorporated herein by reference;
    [X] Those rates which have been offered by the Lender to the Borrower in the Loan Agreement or Commitment Letter checked below, the provisions of which shall determine such rates, the procedure for the selection of such rates and the time periods for which such rates shall apply.

In no case shall interest exceed the maximum rate permitted by applicable law.

To the extent not prohibited by law, a late charge not to exceed 4% of the payment amount shall be assessed on any payment remaining unpaid on the fifteenth day after the payment due date or 30 days in the case interest is payable in advance.

If the interest is based upon the Prime Rate, such interest rate will be adjusted on: [ ] The day the Prime Rate changes;
[ ] Other                    .
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Due: [X] On principal payment dates; [ ] Other                                .
                                               -------------------------------

Interest will be calculated on the basis of [X] A year of 360 days and paid for the actual number of days elapsed;
[ ] Other                      .
         ----------------------

After demand or maturity (whether by acceleration or otherwise), as applicable, interest on any unpaid balance hereof shall be payable on demand at a rate per annum equal to 150% of the Prime Rate, or if greater, 2% above the rate applicable prior to demand or maturity, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes, not to exceed the maximum rate permitted by applicable law.

As used herein, "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings.  The Prime Rate is one of several interest rate bases used by the Lender.  The Lender lends at interest rates above and below the Prime Rate.

All payments on this Note shall be applied first to accrued interest, then to principal, and then to late charges.

[X] The terms and conditions in a Loan Agreement date February 3, 1995 between the parties hereto, as the same may be amended from time to time, shall be considered a part hereof to the same extent as if written herein.

[X] The terms and conditions in a Commitment Letter dated February 3, 1995 from the Lender to the Borrower, as the same may be amended, extended or replaced from time to time, shall be considered a part hereof to the same extent as if written herein.

No waiver by the Lender of any default shall be effective unless in writing nor operate as a waiver of any other default on a past or future occasion.  To the extent not prohibited by law, the Borrower hereby grants to the Lender and to such Lender's Affiliates
(as the case may be) a security interest in and security title to and does hereby assign, pledge, transfer and convey to Lender and such Lender's Affiliates (as the case may be) (i) all property of the Borrower of every kind or description now or hereafter in the possession or control of the Lender or of any of Lender's Affiliates, exclusive of any such property in the possession or control of the Lender or any of Lender's Affiliates as a fiduciary other than as agent, for any reason including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of such collateral and (ii) any balance or deposit accounts of the
Borrower, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes, or other cash deposited for collection or presented for payment by the Borrower with the Lender or the Lender's Affiliates (as the case may be), exclusive of any such property

                                                                                             Wachovia Bank of North Carolina, N.A.

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in the possession or control of the Lender or any of Lender's Affiliates as fiduciary other than as agent, and the Lender and the
Lender's Affiliates (as the case may be) may at any time, without demand or notice, appropriate and apply any of such to the payment of any indebtedness, obligations and liabilities of the Borrower to the Lender or to any of Lender's Affiliates (as the case may
be), now existing or hereafter incurred or arising (hereinafter sometimes referred to collectively as the "Obligations"), whether or not due, with the exception of indebtedness obligations and liabilities owing to Lender or Lender's Affiliates that constitute open-end credit under, or are subject to, the disclosure requirements of the Truth-In-Lending Act and Federal Reserve Board
Regulation Z or any applicable state consumer protection laws.  As used herein, "Lender's Affiliates" means any entity or entities now or hereafter directly or indirectly controlled by Wachovia Corporation or any successor thereto.  All parties to this Note, including the makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; (2) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time; and (3) agree to remain liable until the indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal.  No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing.  Upon (i) any failure of any Obligor (which term shall include the Borrower and each endorser, surety or guarantor of this Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder or in any other agreement, note, instrument or certificate of any Obligor to the Lender, or to any of
Lender's Affiliates, now existing or hereafter executed in connection with any of the Obligations, including, but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations to any other creditor or to allow or permit any other liabilities, indebtedness, or obligations to any other creditor to be accelerated; (iii) any failure of any Obligor to furnish Lender current financial information upon request; (iv) any failure of any person to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations; (v) any warranty, representation or statement made or furnished to the Lender by or on behalf of any Obligor in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished; (vi) the death, dissolution, change in control, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower or any other
Obligor; (vii) any discontinuance or termination or any guaranty of any of the Obligations by a guarantor; or (viii) the Lender deeming itself insecure, thereupon, or at any time thereafter, the Lender at its option may terminate any obligation to extend any additional credit or make any other financial accommodation to the Borrower and/or may declare all of the Obligations to be immediately due and payable.  If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date, the requirement for the payment of periodic interest or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate.  In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees (15% of the then outstanding principal and interest of the indebtedness, to the extent not prohibited by law) and all other costs and expenses of collection.
Time is of the essence.

This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of North Carolina.
IN WITNESS WHEREOF, the Borrower has executed this Note under seal and year set forth above.

Witness:                                                  --------------------------------------------------------------------(Seal)
                                                                               (Individual Borrower)

-------------------------------------------               --------------------------------------------------------------------(Seal)
                                                                               (Individual Borrower)
                                                          Borrower:
-------------------------------------------                   Insteel Industries, Inc.
                                                          --------------------------------------------------------------------
Attest:                                                                    (Name of Corporation or Partnership)
        Gary D. Kniskern                                  By /s/ Michael C. Gazmarian
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Title  Secretary                                          Title  Chief Financial Officer and Treasurer
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[Corporate Seal
INSTEEL INDUSTRIES, INC.]
ACCOUNT NUMBER    NOTE     LENDING     FRB    SECUR   NOTE    REPAY   NOTE    TRANSACTION    PRIME RATE      CLASS  BRAN
                 NUMBER    OFFICER     CODE   CODE    TYPE    CODE    QUAL       DATE       CODE-FACTOR

INTEREST PAID TO  INT      INTEREST DISCOUNT          FEES COLLECTED          COMMITMENT        COMMIT       C       TAX    BILLING
DATE              BASE         COLLECTED                                     ACCOUNT NUMBER     NUMBER       BAL     CODE     CODE
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